CHANGE OF CONTROL AGREEMENT

This CHANGE OF CONTROL AGREEMENT (the “Agreement”) is entered into effective as of August 12, 2008 (the “Effective Date”) by and between IdeaEdge, Inc., a Colorado corporation (the “Company”), and Jonathan Shultz (the “Executive”), with reference to the following:

A.

The Company desires to retain the Executive’s experience, skills, abilities, and knowledge and is willing to enter into this Agreement to provide Executive with the incentive to assist the Company in, and remain with the Company throughout the negotiations of, a transaction which may result in a change of control of the Company.

B.

The Executive desires to continue his employment with the Company, including upon the terms provided in this Agreement.

In consideration of the foregoing recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.

CHANGE OF CONTROL.

In the event the Company undergoes an Acquisition, and provided Executive is employed with the Company at the closing (the “Closing”) of such Acquisition, then at the Closing the Company shall, or cause the successor-in-interest or purchaser in the Acquisition to, (i) pay to Executive the amount of cash equal to 500,000 shares of the Company’s common stock (as adjusted for any splits or combinations) at the price per share as determined below; or (ii) issue to Executive the amount of Acquisition Consideration equal to 500,000 shares of the Company’s common stock (as adjusted for any splits or combinations).  "Acquisition" shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (the “Purchaser”) in which the shareholders of the Company prior to such consolidation or merger (but excluding any ownership by the Purchaser) own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company (collectively, a “Stock Purchase”); or (ii) a sale of all or substantially all of the assets of the Company (an “Asset Purchase”).  For purposes of this Agreement, the price per share of the Company’s common stock shall be calculated as follows:  (i) in the event of a Stock Purchase, the price per share shall be the price per share as set forth in the merger or stock purchase agreement; or (ii) in the event of an Asset Purchase, the price per share shall be the total consideration paid by the purchaser divided by the total number of outstanding shares of common stock at the Closing, on a fully-converted basis, plus 500,000 shares. For purposes of this Agreement, “Acquisition Consideration” shall mean the equity, cash or combination of equity and cash received by the Company’s common stock holders in the Acquisition.   In the event of any disagreement regarding the amount of cash or Acquisition Consideration to be received by Executive under this Agreement, such amount shall be determined in good faith by the Board of Directors of the Company, which determination shall be final.  Additionally, in no event does the Company intend this Agreement to conflict with the provisions of any Agreement the Company may have as of the date of this Agreement, and in the event of any such conflict or alleged conflict, the Company and Executive shall work together in good faith to amend this Agreement so as to provide the Executive with the incentives intended in this Agreement in a manner which does not conflict with any other agreement of the Company.

2.

AT WILL EMPLOYMENT.

Executive acknowledges that he is an “at will” employee of the Company.  This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on Executive’s part to continue in the employ of the Company, or of the Company to continue Executive’s employment.

3.

PREVIOUS OPTION GRANTS

The Company and Executive agree that Section 11 of the Stock Option Grant Notices for the previous option grants to Executive dated November 13, 2007 and May 22, 2008 shall be amended to use the definition of “Acquisition” as set forth in Section 1 above for any change of control event with respect to such options.

4.

ASSIGNMENT AND BINDING EFFECT.

Because of the unique and personal nature of the Executive’s duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

5.

CHOICE OF LAW.

This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California (without giving effect to principles of conflicts of law).

6.

INTEGRATION.

This Agreement, contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s compensation in the event of an Acquisition, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

7.

AMENDMENT.

This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

8.

WAIVER.

No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

9.

SEVERABILITY.

The finding by a court of competent jurisdiction or other authorized body of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal.  The invalid or unenforceable term or provision shall be modified or replaced with a valid and enforceable term or provision which most accurately represents the Parties’ intention with respect to the invalid or unenforceable term or provision.

10.

INTERPRETATION; CONSTRUCTION.

This Agreement has been drafted by legal counsel representing the Company, but the Executive has been encouraged to consult with, and has consulted with, Executive’s own independent counsel and tax advisors with respect to the terms of this Agreement.  The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

11.

COUNTERPARTS.

This Agreement may be executed in two counterparts and delivered by facsimile transmission, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

12.

ARBITRATION.

To ensure the rapid and economical resolution of disputes that may arise in connection with this Agreement, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement will be resolved, to the fullest extent permitted by law, by final binding arbitration in San Diego, California, conducted by the Judicial Arbitration and Mediation Services (“JAMS”), or its successors, under the then current rules of JAMS for contract disputes; provided that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award.  The arbitrator may, in the arbitration award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first shown above.

IDEAEDGE, INC.

By: _/s/ James Collas_________________________

James Collas, Chief Executive Officer

EXECUTIVE

/s/ Jonathan Shultz

Jonathan Shultz

1

Confidential